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                                                                  EXHIBIT (e)(3)

                         AMENDED AND RESTATED SCHEDULE A
            TO THE DISTRIBUTION AGREEMENT BETWEEN NORTHERN FUNDS AND
               NORTHERN FUNDS DISTRIBUTORS, LLC DATED MAY 17, 2001

                               NAME OF PORTFOLIOS


Money Market Fund
U.S. Government Money Market Fund
U.S. Government Select Money Market Fund
Tax-Exempt Money Market Fund
Municipal Money Market Fund
California Municipal Money Market Fund
U.S. Government Fund
Short-Intermediate U.S. Government Fund
Intermediate Tax-Exempt Fund
California Intermediate Tax-Exempt Fund
Florida Intermediate Tax-Exempt Fund
Fixed Income Fund
Tax-Exempt Fund
Arizona Tax-Exempt Fund
California Tax-Exempt Fund
Global Fixed Income Fund (formerly known as the International Fixed Income Fund) High Yield Municipal Fund
High Yield Fixed Income Fund
Income Equity Fund
Stock Index Fund
Large Cap Value Fund
Growth Equity Fund
Select Equity Fund
Value Fund Mid Cap Growth Fund
Small Cap Index Fund
Small Cap Value Fund (formerly known as the Small Cap Fund)
Small Cap Growth Fund
Growth Opportunities Fund
International Growth Equity Fund
International Select Equity Fund
Technology Fund
Blue Chip 20 Fund
Global Communications Fund


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